Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES SALES AND EARNINGS FOR ITS THIRD QUARTER 2018

Ocala, FL…September 14, 2018 – Today Nobility Homes, Inc. (OTCQX: NOBH) announced sales and earnings for its third quarter ended August 4, 2018. Sales for the third quarter of 2018 were up 29% to $11,447,636 as compared to $8,906,385 recorded in the third quarter of 2017. Income from operations for the third quarter of 2018 was up 56% to $1,462,392 versus $934,854 in the same period a year ago. Net income after taxes was $1,248,084 as compared to $669,883 for the same period last year. Diluted earnings per share for the third quarter of 2018 were $0.32 per share compared to $0.17 per share last year.

For the first nine months of fiscal 2018, sales were up 9% to $30,015,718 as compared to $27,525,855 for the first nine months of 2017. Income from operations was up 15% to $3,744,496 versus $3,267,938 last year. Net income after taxes was $3,399,925 compared to $2,480,715 last year. Diluted earnings per share were $0.87 per share compared to $0.62 per share last year.

Nobility’s financial position for the first nine months of 2018 remains very strong with cash and cash equivalents, certificates of deposit and short term investments of $33,052,738 and no outstanding debt. Working capital is $36,515,997 and our ratio of current assets to current liabilities is 5.8:1. Stockholders’ equity is $47,473,623 and the book value per share of common stock outstanding increased to $12.26.

Terry Trexler, President, stated the demand for affordable manufactured housing in Florida and the U.S. continues to improve. According to the Florida Manufactured Housing Association, shipments in Florida for the period from November 2017 through July 2018 were up approximately 18% from the same period last year. Constrained consumer credit and the lack of lenders in our industry, partly as a result of an increase in government regulations, still affects our results by limiting many affordable manufactured housing buyers from purchasing homes.

We understand that maintaining our strong financial position is vital for future growth and success. Because of very challenging business conditions during economic recessions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2018 the Company celebrated its 51st anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers, an insurance agency subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 221 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, uncertain economic conditions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, possible labor shortages, possible materials shortages, increasing labor cost, cyclical nature of the manufactured housing industry, impact of fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, impact of mandated tariffs on material prices, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Consolidated Balance Sheets

	August 4, 2018	November 4, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,488,854	$27,910,504
Certificates of Deposit	2,006,436	—
Short-term investments	557,448	627,087
Accounts receivable – trade	1,644,991	2,934,300
Note receivable	46,444	500,000
Mortgage notes receivable	15,095	13,495
Inventories	7,130,866	7,505,681
Pre-owned homes, net	1,066,126	1,141,863
Prepaid expenses and other current assets	1,112,899	820,224
Deferred income taxes	—	609,629

Total current assets	44,069,159	42,062,783

Property, plant and equipment, net	4,811,887	4,304,771
Pre-owned homes, net	527,624	815,358
Interest receivable	—	101,301
Note receivable, less current portion	52,690	1,134,086
Mortgage notes receivable, less current portion	237,409	240,297
Other investments	1,549,946	1,471,029
Property held for sale	213,437	599,455
Deferred income taxes	10,497	—
Cash surrender value of life insurance	3,397,849	3,262,848
Other assets	156,287	156,287

Total assets	$55,026,785	$54,148,215

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$763,760	$849,782
Accrued compensation	736,763	624,989
Accrued expenses and other current liabilities	1,063,821	1,127,397
Income taxes payable	526,263	260,416
Customer deposits	4,462,555	2,796,827

Total current liabilities	7,553,162	5,659,411

Deferred income taxes	—	1,074,507

Total liabilities	7,553,162	6,733,918

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued; 3,873,731 and 3,997,569 outstanding, respectively	536,491	536,491
Additional paid in capital	10,670,407	10,669,231
Retained earnings	48,788,839	46,167,528
Accumulated other comprehensive income	361,677	412,233
Less treasury stock at cost, 1,491,176 shares in 2018 and 1,367,338 shares in 2017	(12,883,791)	(10,371,186)

Total stockholders' equity	47,473,623	47,414,297

Total liabilities and stockholders' equity	$55,026,785	$54,148,215

NOBILITY HOMES, INC.

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Three Months Ended		Nine Months Ended
	Aug 4, 2018	Aug 5, 2017	Aug 4, 2018	Aug 5, 2017
Net sales	$11,447,636	$8,906,385	$30,015,718	$27,525,855
Cost of goods sold	(8,705,847)	(6,942,792)	(22,745,684)	(21,139,315)

Gross profit	2,741,789	1,963,593	7,270,034	6,386,540
Selling, general and administrative expenses	(1,279,397)	(1,028,729)	(3,525,538)	(3,118,602)

Operating income	1,462,392	934,864	3,744,496	3,267,938

Other income:
Interest income	99,594	33,543	216,977	105,347
Undistributed earnings in joint venture – Majestic 21	28,602	24,037	78,917	80,758
Proceeds received under escrow arrangement	117,271	72,867	172,911	298,824
Gain on property held for resale	—	—	203,512	—
Miscellaneous	10,083	18,749	22,667	33,411

Total other income	255,550	149,196	694,984	518,340

Income before provision for income taxes	1,717,942	1,084,060	4,439,480	3,786,278
Income tax expense	(469,858)	(414,177)	(1,039,555)	(1,305,563)

Net income	1,248,084	669,883	3,399,925	2,480,715
Other comprehensive income (loss)
Unrealized investment gain (loss), net of tax effect	(5,046)	21,081	(50,556)	149,706

Comprehensive income	$1,243,038	$690,964	$3,349,369	$2,630,421

Weighted average number of shares outstanding:
Basic	3,873,746	4,003,096	3,925,007	4,004,058
Diluted	3,875,897	4,004,387	3,927,066	4,005,325

Net income per share:
Basic	$0.32	$0.17	$0.87	$0.62
Diluted	$0.32	$0.17	$0.87	$0.62